Exhibit 99.1

Diamond Discoveries Receives NI 43-101 Technical Report on Caribou Property, Thetford-Mines, Quebec

“RECENT SAMPLING HAS CONFIRMED THE POSSIBILITY OF FINDING ECONOMIIC GRADES OF PLATINUM AND PALLADIUM”

NEW YORK, June 25/- Diamond Discoveries International Corp. (DMDD:OTCBB) Diamond Discoveries is very pleased to announce that they have received from GEOLOGICA Groupe - Conseil Inc. (“Geologica”) a NI 43 -101 Technical Report on their 100% owned Caribou property authored by Alain-Jean Beauregard, P.Geo., OGQ, FGAC and Daniel Gaudreault, P. Eng., OIQ, AEMQ, Thetford-Mines area in the province of Quebec Canada.

Eleven (11) deposits and showings are present on the Caribou property (Montreal Mine, Caribou Mine, American Chrome Deposit, American Chrome Jr., Finneth, Cesar, Dumais, Vaillancourt, Gagne, Greenshields and Lambly-Nadeau/Victoria Mines). As stated in the report from Geologica, “These deposits and showings show good potential for chromium, nickel and platinum mineralizations.”

Compiling and analyzing all previous work led to sensing a very close relationship between the cumulate sequence of the Thetford Mines Ophiolitic Complex, chromiferous mineralization, and Platinum Group Elements (PGE) mineralization.

More than eleven (11) known chromite deposits and showings on DMDD’s property were recognized and defined. The report indicates that the results of the past work are very interesting and significant for DMDD since they not only confirm the presence of platinum and palladium on the Caribou property, but also seem to show that PGE mineralization is preferentially associated with the contact between ultramafic and mafic units of the Thetford Mines Ophiolitic Complex. More than 10 Km of favorable contact is present on the Property. Large-scale mapping of this metalotect led to identifying new PGE showings.

Moreover, recent sampling on the Starchrome property immediately south of the Caribou property, has confirmed the possibility of finding economic grades of platinum and palladium. In fact, a grab sample (sample SC-1) has revealed 15.93 g/t Pt-Pd and .427 ppm Rh. Previously, a channel sampling carried out by Allican had revealed a total platinum-palladium values of 2.61 g/t, and 3.83 g/t and 4.66 g/t over widths of 4.7m.

Geologica recommends that an exploration program be undertaken on the Caribou property. Geologica states that the character of the property is of sufficient merit to justify the recommended program. The recommended exploration program is divided into two (2) phases where the second phase is conditional to the success of the first phase.

Mr. Bertrand Brassard, P.Geo., M.Sc., Technical Advisor, a Qualified Person as defined by National Instrument 43-101, supervised the preparation of the technical information in this news release.

About Diamond Discoveries International Corp.
Diamond Discoveries International Corp. is a U.S. exploration company with executive offices in New York, NY and Toronto, Ontario. Since inception through it’s wholly owned subsidiary Diamond Discoveries (Canada) Inc. it is focused on diamonds, precious and base metal exploration in the province of Quebec.

Forward-Looking Statements
This news release contains discussion of items that may constitute forward-looking statements within the meaning of securities laws that involves risks and uncertainties. Although the company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurances that its expectations will be achieved. Factors that could cause actual results to differ materially from expectations include the effects of general economic conditions, actions by government authorities, uncertainties associated with contract negotiations, additional financing requirements, market acceptance of the Company's products and competitive pressures. These factors and others are more fully discussed in company filings with U.S. securities regulatory authorities.

CONTACT INFORMATION:

Diamond Discoveries International Corp
Dominic Spedaliere LL.B
Investor Relations
dominic@diamonddiscoveries.com
(212)332-8016
(646)461-1726